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                                                             EXHIBIT 99.(a)(8)

[LOGO]  Times Mirror                                         Times Mirror
                                                             Savings Plus Plan

-------------------------------------------------------------------------------

To: Participants holding The Times Mirror Company Conversion Preferred Stock, Series B in the Times Mirror Savings Plus Plan

Re: The Times Mirror Company's Offer to Purchase for Cash Up to 3,250,000 Shares of its Conversion Preferred Stock, Series B

Date:    November 29, 1995


This memorandum is being sent to you because you are a participant in the Times Mirror Savings Plus Plan (the "Plan"), and the records of the Plan indicate that you hold shares of Conversion Preferred Stock, Series B (the "Shares") of The Times Mirror Company (the "Company") in the Series B Preferred Stock Fund of the Plan. Other materials included with this memorandum are:

         1)  Letter from Mark Willes to Times Mirror stockholders
         2)  Offer to Purchase
         3)  Letter of Transmittal
         4)  Election Form
         5)  Return envelope for Election Form


THE COMPANY IS OFFERING TO PURCHASE SHARES OF ITS CONVERSION PREFERRED STOCK, SERIES B

The Company currently is inviting its stockholders to tender their Shares for sale directly to the Company. Stockholders are being invited to tender their Shares at prices not greater than $26.50 per Share nor less than $25.00 per Share. The details of the invitation are described in the Company's Offer to Purchase dated November 29, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"). Copies of the Offer to Purchase and of the Letter of Transmittal, and related materials, which are being sent to the Company's stockholders, are enclosed for your review. IT IS IMPORTANT THAT YOU READ THE OFFER TO PURCHASE FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFER.

Because the Company intends to purchase only a limited number of Shares, a tender of Shares within the specified price range does not guarantee that the Company will accept every such tender. Further, the Plan's trustee has the right to override your decision to tender Shares if, for example, the market price of Shares exceeds the tender price as of the expiration date of the Offer. The Company will select the





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lowest price within the range that will enable it to purchase the target number of Shares pursuant to the Offer (the "Purchase Price"); provided, however, all stockholders will receive the same Purchase Price for Shares accepted by the Company. (For example, if stockholders offer to sell 3,250,000 Shares at prices ranging from $25.00 to $25.50, all stockholders who offer to sell their Shares will receive $25.50. In the same example, any stockholder who tenders Shares at a price above $25.50 will not have his/her Shares purchased by the Company.) If more Shares are tendered at the Purchase Price than the Company intends to buy, the Shares will be purchased on a prorata basis for the Purchase Price. Additionally, the Company may buy less than 3,250,000 Shares.

PLEASE NOTE THAT THE ENCLOSED LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY. The Letter of Transmittal CANNOT be used to tender Shares held in your Plan account. Only the Election Form may be used to tender Shares in your Plan account. Please note that the special rules applicable to holders of fewer than 100 Shares as described in Section 2 of the Offer to Purchase, called "odd lot holdings", are not applicable to individual Plan participants. Consequently, if the Company prorates its purchases (see Section 1 of the Offer to Purchase), proration will apply to any Shares tendered from the Plan, even if you hold less than 100 Shares in your Plan account.


YOUR DECISION WHETHER TO TENDER

As a participant in the Plan, you may direct the Plan's Trustee (The Northern Trust Company) to tender Shares allocated to your Plan account pursuant to the Offer. THE ENCLOSED OFFER TO PURCHASE PROVIDES A DETAILED DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFER. YOU SHOULD READ THIS MATERIAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER ANY OF YOUR SHARES HELD IN THE PLAN. THIS IS AN IMPORTANT INVESTMENT DECISION FOR WHICH YOU ARE RESPONSIBLE. HOWEVER, THE PROCEEDS FROM ANY SALE OF SHARES FROM YOUR PLAN ACCOUNT WILL NOT BE DISTRIBUTED TO YOU. INSTEAD, ANY PROCEEDS WILL CONTINUE TO BE HELD IN YOUR PLAN ACCOUNT, AND WILL BE REINVESTED IN THE AVAILABLE PLAN INVESTMENT ALTERNATIVES. (See "Reinvestment of Sale Proceeds" below.)

IF YOU DO NOT WISH TO TENDER YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION. YOU MAY DISREGARD THE ENCLOSED ELECTION FORM.


HOW TO TENDER SHARES

If you wish to direct the Trustee to tender your Shares, you must complete and return the enclosed Election Form in accordance with the instructions specified on the Election Form. If you do not wish to tender your Shares, you do not need to complete the Election Form, and you should not return the Election Form. If you do not return a validly executed Election Form, the Trustee will NOT tender your Shares.

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Before deciding whether or not to tender your Shares, please carefully read the enclosed materials. If you decide to tender some or all of your Shares, please be aware that YOUR ELECTION TO TENDER WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ELECTION FORM, WITH ORIGINAL SIGNATURE, IS RECEIVED BY THE WYATT COMPANY, THE PLAN'S RECORDKEEPER, AT 15303 VENTURA BLVD., SUITE 700, SHERMAN OAKS, CA 91403-3197, BY NO LATER THAN 5:00 P.M. P.S.T. ON MONDAY, DECEMBER 18, 1995. Election Forms that are received after this deadline will not be accepted. Please remember that mail delivery during this time of year may be somewhat delayed. FAXED COPIES OF ELECTION FORMS WILL NOT BE ACCEPTED.
Election Forms which are not properly completed will not be accepted. Examples of improperly completed Election Forms include Forms which are not signed, and Forms which contain incorrect, missing, or incomplete information. YOUR DECISION TO TENDER (OR NOT TO TENDER) AND REINVESTMENT ELECTION WILL REMAIN CONFIDENTIAL.


REINVESTMENT OF SALE PROCEEDS

If you choose to tender any of your Shares, and the Shares actually are purchased by the Company, the proceeds from the sale of Shares will NOT be distributed to you. As required by the Internal Revenue Code and the Plan, the sale proceeds will continue to be held under the Plan. All sale proceeds will continue to be subject to all Plan rules. The sale proceeds will be reinvested in the available Plan investment alternatives, according to your election.

If Shares held in your Plan account are tendered and sold, the proceeds will be reinvested by reallocating your existing account balances, including the proceeds, according to the instructions you enter in Part 3 of the enclosed Election Form. You may indicate, in 10% increments, how you would like your total account balances to be invested. Please note that this reallocation does not affect any shares of Cox Communications and/or any remaining shares of Series B Preferred Stock that may be held in your Plan accounts. Please contact your human resources department for more information on the available investment alternatives.

If Shares held in your Plan account are tendered and sold, and if your election for reallocation of existing balances results in purchases or sales of Times Mirror common stock from the Company Stock Fund, PLEASE BE AWARE THAT IT IS NOT POSSIBLE TO IDENTIFY IN ADVANCE THE SHARE PRICE THAT will apply to TIMES MIRROR common stock, because reallocations are computed based on average monthly trading activity, rather than on the stock price as of any particular day.


IF YOU MAKE ANOTHER PLAN TRANSACTION

If you elect to tender Shares, certain Plan transactions for the processing months of November and December 1995 will not be possible. For example, if you elected a distribution or a withdrawal (including a hardship withdrawal) from the Plan to be





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paid with the November 1995 payouts (scheduled to be paid in January 1996), your payout cannot be made until the December 1995 payouts (scheduled to be paid in February 1996) if you elect to tender Shares. If you completed a form requesting reallocation of your existing balances as of December 1, 1995, that reallocation can not be processed if it included a request to liquidate any Shares held in your Plan account. These restrictions are necessary in order for the Plan Administrator to coordinate and complete the tender offer process.


WITHDRAWING YOUR DECISION TO TENDER

As more fully described in Section 4 of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn in accordance with the following procedures. If you send in an Election Form to tender Shares, and you decide to withdraw your election, you may do so by sending a notice of withdrawal to The Wyatt Company, the Plan's recordkeeper. The notice of withdrawal will be effective only if it is in writing and is received in the original by The Wyatt Company on or before 5:00 p.m. P.S.T. on December 18, 1995 at the following address: The Wyatt Company, 15303 Ventura Blvd., Suite 700, Sherman Oaks, CA 91403-3197. FAXES WILL NOT BE ACCEPTED. Any notice of withdrawal must specify your name, your social security number, the name of your company, the name of the Plan, the percentage(s) of Shares tendered in your original Election Form, and the percentage(s) of Shares held in your Plan account to be withdrawn.
Upon receipt of a timely written notice of withdrawal, previous instructions to tender with respect to such Shares will be deemed canceled and the Trustee will not tender such Shares. If you later wish to re-tender Shares, you may call the Plan Administrator at 213-237-2993 to obtain a new Election Form. Any new Election Form must be submitted to The Wyatt Company on or before 5:00 p.m. P.S.T. on December 18, 1995 in accordance with the instructions provided above ("How to Tender Shares") and on the Election Form.


IF YOU HAVE QUESTIONS

If you have any questions about the Offer or any of the other matters discussed above, please call the Information Agent for this transaction, D.F. King & Co., Inc., at 800-848-3094.





NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER ALL OR ANY SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

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                         TIMES MIRROR SAVINGS PLUS PLAN
                       ELECTION FORM TO TENDER SHARES OF
         THE TIMES MIRROR COMPANY CONVERSION PREFERRED STOCK, SERIES B

Important information about this Election Form:

(1) Before completing this Form, please read all of the enclosed documents carefully.
(2) You do not need to complete this Form if you do not wish to tender any shares.
(3) In order for your tender to be accepted, you must properly complete Parts 1, 2, 3, and 4 of this Election Form and the properly completed Form, with original signature, must be received by The Wyatt Company, the Plan's recordkeeper, at 15303 Ventura Blvd., Suite 700, Sherman Oaks, CA 91403-3197 by 5:00 p.m. P.S.T. on Monday, December 18, 1995. An envelope addressed to The Wyatt Company is enclosed. NO FAX COPIES OF ELECTION FORMS WILL BE ACCEPTED.

In accordance with the materials that were enclosed with this Election Form, including the memorandum to participants holding The Times Mirror Company Conversion Preferred Stock, Series B in the Times Mirror Savings Plus Plan (the "Plan") dated November 29, 1995, and The Times Mirror Company's (the "Company") Offer to Purchase dated November 29, 1995, I hereby instruct The Northern Trust Company, the Trustee of the Plan (the "Trustee"), to tender shares of the Company's Conversion Preferred Stock, Series B, par value $1.00 per share (the "Shares"), held in my Plan account prior to the expiration of such Offer to Purchase, as follows:


PART 1: ELECTION TO TENDER SHARES

(Elections to tender Shares must be expressed in whole percentages, in multiples of 10%.)

I ELECT TO TENDER ______% OF THE CONVERSION PREFERRED STOCK, SERIES B IN MY PLAN ACCOUNT AT THE PRICE INDICATED BELOW IN "PART 2: PRICE AT WHICH TO TENDER SHARES".


PART 2: PRICE AT WHICH TO TENDER SHARES

(If you tendered Shares in Part 1 above, please check the box indicating the price at which you wish to tender the Shares. Only one box may be checked. If more than one box is checked, or if no box is checked, there is no valid tender of Shares. If you have questions about selecting a price, see the memorandum to participants holding The Times Mirror Company Conversion Preferred Stock, Series B in the Times Mirror Savings Plus Plan, and Section 1 of the enclosed Offer to Purchase.)

I WISH MY SHARES TENDERED AT THE PRICE INDICATED BELOW:

[_] $25.000   [_] $25.125   [_] $25.250   [_] $25.375   [_] $25.500   [_] $25.625   [_] $25.750  [_] $25.875
[_] $26.000   [_] $26.125   [_] $26.250   [_] $26.375   [_] $26.500


PART 3: REALLOCATION OF EXISTING BALANCES FOLLOWING TENDER

(Please indicate below the percentage of your existing balances that you would like invested in each of the investment funds, following the receipt of proceeds (if any) received as a result of your tender of Shares. This reallocation will NOT affect any shares of Cox Communications and/or any remaining shares of Series B Preferred Stock that may be held in your Plan accounts. Your elections must be in multiples of 10%, and they must add to 100%. If your election does not meet these requirements, your Election Form will not be accepted. Please contact your human resources department for additional information on the available investment funds.)





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FOLLOWING THE SALE OF ANY OF MY SHARES PURSUANT TO MY ELECTION TO TENDER
SHARES, I REQUEST THAT MY EXISTING BALANCES, INCLUDING PROCEEDS FROM THE TENDER, BE REALLOCATED AS SHOWN BELOW. THIS REALLOCATION WILL NOT AFFECT ANY SHARES OF COX COMMUNICATIONS AND/OR ANY REMAINING SHARES OF SERIES B PREFERRED STOCK IN MY PLAN ACCOUNTS.

Income Fund               _____%

Balanced Fund             _____%

Equity Fund               _____%

Global Fund               _____%

Company Stock Fund        _____%

         TOTAL              100%

(Add up all of the percentages in this section. THEY MUST TOTAL 100%.)



PART 4:  SIGNATURE AND ACKNOWLEDGMENT

My signature below indicates that I have received and read the memorandum to participants holding The Times Mirror Company Conversion Preferred Stock, Series B in the Times Mirror Savings Plus Plan dated November 29, 1995, and the Offer to Purchase dated November 29, 1995. I understand and agree to all of the terms and conditions described in the enclosed materials.

                      ____________________________________
                                   Signature

                      ____________________________________
                                Please print name

                      ____________-___________-___________
                            Social Security Number

                      ____________________________________
                          Name of Times Mirror company

                      ____________________________________
                             Work telephone number

                      ____________________________________
                             Home telephone number



NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER ALL OR ANY SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.